Exhibit 99.1

Mogul Energy International, Inc. Enters into an Extension Agreement with Excelaron LLC.

Seattle, WA October 7, 2009--On September 9, 2009, Mogul Energy International, Inc. (the “Registrant”) entered into an Extension Agreement (the “Extension Agreement”) with Excelaron LLC (“Excelaron”), a California limited liability company.  The Extension Agreement extended the time for the Registrant to make the capital contribution that was the subject of the Agreement dated February 11, 2009 (the “Original Agreement”), between the Registrant and Excelaron.  Under the Original Agreement, the Registrant is entitled to obtain a 40% Members Percentage Interest in Excelaron in exchange for a capital contribution of $2,300,000 (the “Capital Contribution”), to be used by Excelaron primarily for oil and gas exploration activities.  The Extension Agreement sets a new schedule for payment of the Capital Contribution.

On or about September 21, 2009, the Registrant executed a Letter of Intent (“LOI”) with Vesta Capital Corp. (“Vesta”), a Canadian capital pool company that is a reporting issuer in British Columbia, Alberta, and Ontario, Canada; United Hydrocarbon Corporation (“UHC”), a Canadian company;  and Barisan Energy Limited (“Barisan”), an Australian company (collectively the “Parties”).  Pursuant to the LOI, the Parties agreed to negotiate and use reasonable efforts to conclude a definitive agreement (the “Definitive Agreement”) on or before October 15, 2009, regarding a proposed business combination (the “Proposed Transaction”).  Under the Proposed Transaction, if completed, Vesta would acquire an aggregate 65% interest (the “Interests”) in Excelaron, through the acquisition of the Registrant’s right to earn a 40% interest in Excelaron, the acquisition of UHC’s 25% interest in Excelaron, and the acquisition of Barisan’s 4% interest in Excelaron.  In exchange for the Interests, Vesta would issue 65 million shares as follows:  38.5 million to the Registrant; 22.5 million to the shareholders of UHC on a pro rata basis; and 4 million to Barisan.  Upon completion of the Proposed Transaction, Vesta would own 44% of Excelaron directly and 21% through its wholly-owned subsidiary UHC.  The Proposed Transaction is subject to a number of conditions and regulatory approvals, including but not limited to the negotiation of a definitive agreement, completion of due diligence, receipt of regulatory approvals, including TSX approval, satisfaction of corporate governance requirements, and completion of a private financing of UHC.  There can be no assurance that the Proposed Transaction will be completed.

Mogul Energy International, Inc. has accepted the resignation of the Vice President of Development and Exploration, Dr. Arthur Halleran and Director, Mr. Ernie Pratt, effective October 5, 2009.  Dr. Halleran and Mr. Pratt have chosen to pursue other interests.

Information concerning Mogul Energy International:

Mogul Energy is an oil and gas exploration company with headquarters in Seattle, Washington.

The common shares of Mogul Energy are quoted on the OTC Bulletin Board (OTCBB) system under the symbol ‘MGUY,’ and the Frankfurt Stock Exchange (“FSE”) under the symbol ‘BKX’. Further information concerning Mogul Energy can be found in the Company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov).

Forward-Looking Statements:

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's ability to negotiate, enter into, perform and consummate the business combination described in this release. Inherent in the Company’s business plan is a belief that Mogul Energy can successfully explore oil and gas properties in Egypt and Canada, and that the Company can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul Energy's control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul Energy International, Inc. assumes no obligation to update or supplement such forward-looking statements other than as required by law.

Contact Information:

Company Contact
Naeem Tyab
Mogul Energy
206-357-4220
naeem@mogulenergy.com
http://www.mogulenergy.com

SOURCE Mogul Energy International, Inc.